EXHIBIT 8.1

              [Letterhead of Cleary, Gottlieb, Steen and Hamilton]


Writer's Direct Dial:  (212) 225-2440

                                                                  March 11, 1999



GE Capital Mortgage Services, Inc.
Three Executive Campus
Cherry Hill, New Jersey  08002

GE Capital Mortgage Funding Corporation
Three Executive Campus, Suite W. 602
Cherry Hill, New Jersey  08002



     Re:  GE Capital Mortgage Services, Inc.
          GE Capital Mortgage Funding Corporation
          Registration Statement on Form S-3 (No. 333-68951)

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the above-referenced Registration Statement (the "Registration Statement") and the related prospectus (the "Prospectus") filed pursuant to the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on December 15, 1998, and amended by filings on February 16, 1999, March 8, 1999 and March 11, 1999, in respect of Mortgage Pass-Through Certificates (the "Certificates") which you plan to offer in series. Our advice formed the basis for the discussion of federal income tax consequences appearing in the Prospectus under the heading "Federal Income Tax Consequences." Such discussion discusses and represents our opinion pertaining to the material federal income tax consequences of purchasing, owning and disposing of Certificates.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus under the heading "Federal Income Tax Consequences," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus, including this Exhibit.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By   /s/ James M. Peaslee
                                          --------------------------------
                                             James M. Peaslee, a Partner